Exhibit 99

NEWS

For additional information contact:	Benno Sand-Investor and Financial Media 952.448.8936
Laurie Walker-Trade Media 952.448.8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2007 Financial Results
     MINNEAPOLIS (June 19, 2007)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2007 and for the first nine months ended May 26, 2007.
Fiscal 2007 Third Quarter and First Nine Months
     Sales for the third quarter of fiscal 2007 were $25.2 million, compared to $32.0 million for the same period in fiscal 2006. The Company’s net loss for the third quarter of fiscal 2007 was $5.6 million, or $0.19 per share, compared to a net loss of $2.4 million, or $0.08 per share, for the third quarter of fiscal 2006.
     Sales for the first nine months of fiscal 2007 were $96.3 million, compared to $72.9 million for the same period of fiscal 2006. The Company’s net loss for the first nine months of fiscal 2007 was $8.0 million, or $0.26 per share, as compared to a net loss of $10.4 million, or $0.35 per share for the first nine months of fiscal 2006.
     In the first nine months of fiscal 2007, the Company recorded a $4.1 million, or $0.13 per share, asset impairment charge associated with the Company’s investment in m•FSI LTD, a Japanese joint venture. The Company recorded a $500,000, or $0.02 per share, impairment charge related to an investment, for the first nine months of fiscal 2006.
     Backlog and deferred revenue was $20.1 million at the end of the third quarter of fiscal 2007, as compared to $48.5 million at the end of the third quarter last year. Orders for the third quarter of fiscal 2007 were $18.7 million, compared to $43.7 million in the third quarter of fiscal 2006.
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FSI International, Inc.
June 19, 2007
Page Two
     “Industry conditions, coupled with the timing of FSI customer-specific purchases continued to impact our financial performance in the third quarter,” said Don Mitchell, FSI chairman and CEO. “We anticipate that these factors will impact FSI for several more quarters; therefore, we are conducting a comprehensive program and cost structure review and expect to take actions in the fourth quarter, focused on lowering our breakeven revenue level and improving our margins,” continued Mitchell.
Balance Sheet
     As of the end of the fiscal 2007 third quarter, the Company had approximately $109 million in assets, including $25 million in cash, restricted cash, cash equivalents and marketable securities. The Company had a current ratio of 3.9 to 1.0 and a book value of $2.85 per share at the end of the fiscal 2007 third quarter.
Outlook
     The Company expects fourth quarter orders of $18 to $22 million as compared to $18.7 million in the third quarter of fiscal 2007.* Based on backlog and deferred revenue levels at the end of the third quarter and expected fourth quarter orders, the Company expects fourth quarter fiscal 2007 revenues to be approximately $20 to $24 million.* Based upon anticipated gross profit margins and operating expense run rate, the Company expects a net loss of approximately $3.5 to $4.5 million for the fourth quarter.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call today at 3:30 p.m. CDT over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com or by visiting any of the investor sites in CCBN’s individual investor portal. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
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FSI International, Inc.
June 19, 2007
Page Three
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. FSI maintains a web site at http://www.fsi-intl.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to: expected orders, revenues, gross margins, operating expense run rate, and net loss for the fourth quarter of fiscal 2007; and expected fourth quarter actions to lower the Company’s breakeven revenue level and to improve margins. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the length and extent of industry slowdowns and recoveries; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; timely achievement of product acceptances; the timing and success of current and future product and process development programs; the success of the Company’s distributor in Japan; the success of the Company’s direct distribution organization; and the potential impairment of long-lived assets; as well as other factors listed from time to time
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FSI International, Inc.
June 19, 2007
Page Four
in the Company’s SEC reports including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal 2006 and the Company’s quarterly report on Form 10-Q for second quarter of fiscal 2007. The Company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
	May 26, 2007	May 27, 2006	May 26, 2007	May 27, 2006
Sales	$25,227	$31,957	$96,284	$72,867
Cost of goods	15,840	18,909	56,485	37,821

Gross margin	9,387	13,048	39,799	35,046
Selling, general and administrative expenses	8,571	9,303	26,177	27,307
Research and development expenses	6,119	6,305	18,246	18,379

Operating loss	(5,303)	(2,560)	(4,624)	(10,640)
Interest and other income, net	(310)	191	(3,314)	382

Loss before income taxes	(5,613)	(2,369)	(7,938)	(10,258)
Income tax expense	55	12	130	37

Loss before equity in earnings (loss) of affiliate	(5,668)	(2,381)	(8,068)	(10,295)
Equity in earnings (loss) of affiliate	25	(52)	27	(155)

Net loss	$(5,643)	$(2,433)	$(8,041)	$(10,450)

Loss per share — basic	$(0.19)	$(0.08)	$(0.26)	$(0.35)

Loss per share — diluted	$(0.19)	$(0.08)	$(0.26)	$(0.35)

Weighted average common shares
Basic	30,428	30,075	30,383	29,979
Diluted	30,428	30,075	30,383	29,979
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	May 26, 2007	Aug. 26, 2006
Assets

Current assets
Cash, restricted cash, cash
equivalents and marketable securities	$24,183	$26,916
Receivables, net	17,908	23,173
Inventories	35,504	35,682
Other current assets	7,943	11,340

Total current assets	85,538	97,111

Property, plant and equipment, net	20,958	20,395

Investment in affiliate	460	7,632
Intangible assets, net	605	1,246
Other assets	1,676	1,160

Total assets	$109,237	$127,544

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$4,208	$8,803
Current portion of long-term debt	523	—
Deferred profit*	3,292	4,149
Customer deposits	2,471	5,408
Accrued expenses	11,217	15,212

Total current liabilities	21,711	33,572

Long-term debt	786	—

Total stockholders’ equity	86,740	93,972

Total liabilities and stockholders’ equity	$109,237	$127,544

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Nine Months Ended
	May 26, 2007	May 27, 2006
Sales by Area

United States	32%	42%
International	68%	58%

Cash Flow Statement

Capital expenditures	$1,586	$1,995
Depreciation	2,723	2,620
Amortization	399	403

Miscellaneous Data

Total employees, including contract	494	547
Book value per share	$2.85	$2.97
Shares outstanding	30,438	30,096
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